UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025 ( May 13, 2025)

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Glendale Drive, Suite A,
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each warrant exercisable for one share of the Registrant's common stock at an exercise price of $2.08	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On May 13, 2025, Gerald Aberle, Chief Operating Officer of Dakota Gold Corp. (the "Company"), notified the Board of Directors of the Company of his resignation from his role as Chief Operating Officer of the Company, effective May 31, 2025. In connection with his resignation, the Compensation Committee of the Board of Directors (the "Compensation Committee") recommended, and the Board of Directors approved, the accelerated vesting of 128,212 stock options, 135,508 restricted stock units ("RSUs") and 86,620 performance stock units previously granted to Mr. Aberle, each as of the effective date of his resignation.

Mr. Aberle did not resign from, and will continue in, his role as a director of the Company.

The Company thanks Mr. Aberle for his years of service as an officer of the Company and wishes him success in his future endeavors.

Appointment of President and Chief Operating Officer

On May 15, 2025, the Board of Directors of the Company appointed Jack Henris to serve as the Company's Chief Operating Officer, effective as of June 1, 2025. Mr. Henris will also be assuming the role of President from the Company's Chief Executive Officer, Dr. Robert Quartermain, who remains in his role as Chief Executive Officer.

Mr. Henris, age 61, has more than 35 years of experience in the mining industry and is a graduate of the South Dakota School of Mines and Technology with a Bachelor's Degree in Geological Engineering.  Prior to joining Dakota Gold, Mr. Henris was Chief Operating Officer for Hycroft Mining in Winnemucca, Nevada.  In addition, his mining experience includes General Manager, Mine Manager and Chief Mine Engineer roles with Newmont Mining in Northeastern Nevada and Colorado for twelve years, Senior Mining Consultant with Stantec in Chandler, Arizona and Vice President of Mining and Geotechnical for Goldcorp in Vancouver, British Columbia, Canada.  Prior to that, Mr. Henris worked for Barrick in Northeastern Nevada at the Goldstrike Mine for nine years advancing through senior operational and technical roles.  During his time at both Newmont and Barrick Mr. Henris gained design and operational experience with open pit oxide heap leach developments. Also, Mr. Henris worked for Homestake Mining Company for eight years including five years at the Open Cut in Lead, South Dakota and additional exploration and technical roles in Nevada and South Dakota.

In his new role as President and Chief Operating Officer, Mr. Henris's compensation includes the following: (i) an annual base salary of $300,000, to be evaluated annually by the Board of Directors (or a committee thereof); (ii) a one-time cash bonus in the amount of $100,000; (iii) a one-time grant of 150,000 RSUs with a three-year vest, vesting equally in 2026, 2027 and 2028; (iv) a one-time grant of 300,000 stock options with a five-year term subject to a three-year vest, vesting equally in 2026, 2027 and 2028 with an exercise price set in accordance with the Company's standard option practices. Additionally, Mr. Henris is eligibility to receive (x) an annual discretionary bonus of at least 60% of his base salary upon the attainment of one or more pre-established performance goals established by the Compensation Committee or the Board of Directors, and (y) long-term incentive compensation of at least $425,000, subject to vesting and performance conditions as determined by the Compensation Committee.

There are no arrangements or understandings between Mr. Henris and any other persons pursuant to which Mr. Henris was appointed as President and Chief Operating Officer. Mr. Henris does not have any family relationships with any of the Company's directors or executive officers and has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

The description above is a summary of the terms of Mr. Henris's employment agreement and is qualified in its entirety by the Company's form of employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Departure of Director

On May 15, 2025, the Board of Directors of the Company appointed Amy Koenig to serve as the Company's Senior Vice President - Chief Legal Officer & Corporate Secretary, effective as of June 1, 2025. In connection with her appointment as an officer of the Company, Ms. Koenig resigned as a director of the Company, effective as of May 31, 2025.

Appointment of Directors

On May 15, 2025, Todd Kenner and Kevin Puil were appointed as directors of the Company, effective as of May 15, 2025. The appointments were made at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating and Corporate Governance Committee"). Furthermore, at the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Kenner as a member of the Audit Committee and Mr. Puil as a member of the Compensation Committee and a member and Chair of the Nominating and Corporate Governance Committee, effective as of May 15, 2025. The independent members of the Board of Directors have also elected Mr. Kenner as Lead Independent Director in accordance with the Company's Corporate Governance Guidelines, effective as of May 15, 2025.

Mr. Kenner, age 63, has more than 40 years of experience in engineering design and business management.  Most recently, Mr. Kenner served as President and CEO of RESPEC from 2009 to 2024. RESPEC is headquartered in Rapid City, South Dakota, and during his 15 years with the company, he led strategic expansion leveraging the company's nationally recognized technical expertise in rock mechanics. During his tenure, RESPEC has grown from annual revenues of $14M to $142M and the geographic presence of two to 28 offices and two international locations, with a total of 650 professionals. Mr. Kenner's public service experience has included board leadership with the American Council of Engineering Companies (ACEC), the Nevada State Board of Professional Engineers and Land Surveyors, and the Center for Alumni Relations and Advancement (CARA).  Currently, he serves on Elevate Rapid City Board of Directors and Executive Committee and on the Board of Directors for the Community Health Center of the Black Hills.

Mr. Puil, age 52, has served as the Managing Partner of RIVI Capital LLC, a private equity firm specializing in precious metals, since 2014. With over 25 years of experience in the resource investment sector, he brings a wealth of expertise as a former fund manager and investment analyst. Throughout his career, Mr. Puil has held senior roles at several notable firms. At Bolder Investment Partners (now Haywood Securities), he was a Partner and Portfolio Manager, and later, he held the position of Senior Analyst of natural resources at the Encompass Fund. In addition to his investment acumen, Mr. Puil has significant experience in corporate governance, having served as an independent director for multiple mining companies. He holds a degree in Economics from the University of Victoria in British Columbia and is a Chartered Financial Analyst (CFA) Charterholder.

There are no arrangements or understandings between either Mr. Kenner or Mr. Puil and any other persons pursuant to which either was appointed as a director of the Company. Neither Mr. Kenner nor Mr. Puil has any family relationships with any of the Company's directors or executive officers and neither has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Messrs. Kenner and Puil's compensatory arrangements with the Company are consistent with its standard compensatory arrangements with non-employee directors. Each will receive annual board fees of $36,000. Each will also receive a one-time initial grant of 100,000 stock options of the Company with a five-year term subject to a three-year vest, vesting equally in 2026, 2027 and 2028 with an exercise price set in accordance with the Company's standard option practices.

Item 7.01 Regulation FD Disclosure

On May 19, 2025, the Company issued a press release announcing the foregoing updates. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement
99.1	Press release, dated May 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

Date:  May 19, 2025